Exhibit 4.14

Supplementary Agreement of Exclusive Service Agreement.

This Supplementary Agreement of Exclusive Service Agreement (“Supplementary Agreement”) is entered into on February 28, 2019 by and among:

1.

Shanghai Fuxi Information Technology Service Co., Ltd. The uniform social credit code: 913100003216954485. The registered address: Room 213, No. 865, 867, 869 and 877, Qiujiang Road, Jing’an District, Shanghai (“Party A”);

2.	Peiqing Tian. The ID Card No.: 310110196202283271. The residential address: Room 402, No. 17, Tian Lin Shi Yi Cun, Xuhui District, Shanghai (“Party B”);

3.

Shanghai Four Seasons Education and Training Co., Ltd. The uniform social credit code: 91310106088554568M. The registered address: Room 215-234, No. 865, 867, 869, 877, Qiujiang Road, Zhabei District, Shanghai (“Party C”);

4.

Nanchang Honggutan New Area Four Seasons Training School. The uniform social credit code: 52360100MJC755586Q. The registered address: Room 2299, Feng He Nan Da Dao, Honggutan New Area, Nanchang (“Party D”);

5.	Shanghai Jing’an Modern Art Culture Education School. The uniform social credit code: 523101084257037130. The registered address: No. 688, Hutai Road, Jing’an District, Shanghai (“Party E”);

6.	Shanghai Shane English Training School. The uniform social credit code: 52310118795603816C. The registered address: No. 16, 20, Lane 789, Qinghu Road, Qingpu District, Shanghai (“Party F”);

7.	Shanghai Saxon English School. The uniform social credit code: 52310106684025937M. The registered address: Floor 11, No. 1068, West Beijing Road, Jing’an District, Shanghai (“Party G”);

8.

Taicang Four Seasons Education and Training Center. The uniform social credit code: 5232058550992787X7. The registered address: Floor 4, Building A, Nanyang Square, No. 96, South Renmin Road, Taicang (“Party H”);

9.

Shanghai Huangpu Fantasy Further Education School. The uniform social credit code: 52310101797035090J. The registered address: Room A-D, Floor 25, No. 187-189, Pu’an Road, Huangpu District, Shanghai (“Party I”);

10.

Shanghai Four Seasons Education Research Institute. The uniform social credit code: 52310106MJ50468594. The registered address: Room 4202, 4203, 4204, Building 4, Room 610, Hengfeng Road, Jing’an District, Shanghai (“Party J”);

11.

Shanghai Jing’an Four Seasons Bridge Club. The uniform social credit code: 52310106MJ50469120. The registered address: Room 4201, Building 4, No. 610, Hengfeng Road, Jing’an District, Shanghai (“Party K”);

12.

Shanghai Jing’an Yuancheng Education and Training Center. The uniform social credit code: 52310106569551341Q. The registered address: Room 320, Floor 3, No. 838, Jiangning Road, Jing’an District, Shanghai(“Party L”);

In this Supplementary Agreement, Party A to Party L shall be individually referred to as a “Party” or collectively referred to as the “Parties”.

WHEREAS:

1.

An Exclusive Service Agreement (“Exclusive Service Agreement”) was entered into on September 30, 2017 by and among Party A, Party B, Party C, Party D, Party E, Party F, Party G and Party H, which lists Party C’s affiliated enterprises receiving relevant service provided by Party A in Schedule A.

2.

Party A agrees to provide relevant technical service, management and consulting services (the scope of service is consistent with Exclusive Service Agreement) in connection with education and training activities for Party I, Party J, Party K and Party L during the period when Party I, Party J, Party K and Party L are subsidiaries of Party C. Party I, Party J, Party K and Party L agree to accept relevant services provided by Party A during the period.

3.

The name of Party A was “Shanghai Fuxi Enterprise Management Consulting Co., Ltd” at the time of signing the Exclusive Service Agreement. On November 28, 2018, the name of Party A was changed to “Shanghai Fuxi Information Technology Service Co., Ltd.”, and required filing has been completed.

4.

The name of Party H was “Taicang Yinglian Yunlin Foreign Language Training Center” at the time of signing the Exclusive Service Agreement. On May 8, 2018, the name of Party H was changed to “Taicang Four Seasons Education and Training Center”, and required filing has been completed.

5.	The Parties intend to amend the Schedule A “Party C’s Affiliated Enterprises” of the Exclusive Service Agreement.

The Parties hereby enter into this Supplementary Agreement through negotiations.

1.	Schedule A of the Exclusive Service Agreement shall be deleted and replaced by the following clauses:

“Schedule A Party C’s Affiliated Enterprises

1.	Nanchang Honggutan New Area Four Seasons Training School;
2.	Shanghai Jing’an Modern Art Culture Education School;
3.	Shanghai Shane English Training School;
4.	Shanghai Saxon English School;
5.	Taicang Four Seasons Education and Training Center;
6.	Shanghai Huangpu Fantasy Further Education School;
7.	Shanghai Four Seasons Education Research Institute;
8.	Shanghai Jing’an Four Seasons Bridge Club;
9.	Shanghai Jing’an Yuancheng Education and Training Center.”

2.

The Parties confirm that Party A has been providing relevant services for Party I, Party J, Party K and Party L in accordance with the Exclusive Service Agreement since Party I, Party J, Party K and Party L became Party C’s affiliated enterprises.

3.	Except for the above amendment, other clauses of the Exclusive Service Agreement shall remain unchanged and in full force and effect.

4.	The Supplementary Agreement shall prevail in case of any inconsistency with the Exclusive Service Agreement.

5.	The Supplementary Agreement has three originals. Party A, Party B and Party C each shall hold one of them. Three originals shall have the same legal effect.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to sign this Supplementary Agreement on the date first above written. This Supplementary Agreement shall become effective after being signed or sealed.

(There is no text below)

(There is no text on this page which is the signature page

of the Supplementary Agreement of Exclusive Service Agreement.)

Shanghai Fuxi Information Technology Service Co., Ltd. [Company Seal Affixed]

Legal Representative or Authorized Representative: _______________

(There is no text on this page which is the signature page

of the Supplementary Agreement of Exclusive Service Agreement.)

Peiqing Tian

Signature: /s/ Peiqing Tian

(There is no text on this page which is the signature page

of the Supplementary Agreement of Exclusive Service Agreement.)

Shanghai Four Seasons Education and Training Co., Ltd. [Company Seal Affixed]

Legal Representative or Authorized Representative: _______________

(There is no text on this page which is the signature page

of the Supplementary Agreement of Exclusive Service Agreement.)

Nanchang Honggutan New Area Four Seasons Training School. [Company Seal Affixed]

Legal Representative or Authorized Representative: _______________

(There is no text on this page which is the signature page

of the Supplementary Agreement of Exclusive Service Agreement.)

Shanghai Jing’an Modern Art Culture Education School. [Company Seal Affixed]

Legal Representative or Authorized Representative: _______________

(There is no text on this page which is the signature page

of the Supplementary Agreement of Exclusive Service Agreement.)

Shanghai Shane English Training School. [Company Seal Affixed]

Legal Representative or Authorized Representative: _______________

(There is no text on this page which is the signature page

of the Supplementary Agreement of Exclusive Service Agreement.)

Shanghai Saxon English School. [Company Seal Affixed]

Legal Representative or Authorized Representative: _______________

(There is no text on this page which is the signature page

of the Supplementary Agreement of Exclusive Service Agreement.)

Taicang Four Seasons Education and Training Center. [Company Seal Affixed]

Legal Representative or Authorized Representative: _______________

(There is no text on this page which is the signature page

of the Supplementary Agreement of Exclusive Service Agreement.)

Shanghai Huangpu Fantasy Further Education School. [Company Seal Affixed]

Legal Representative or Authorized Representative: _______________

(There is no text on this page which is the signature page

of the Supplementary Agreement of Exclusive Service Agreement.)

Shanghai Four Seasons Education Research Institute. [Company Seal Affixed]

Legal Representative or Authorized Representative: _______________

(There is no text on this page which is the signature page

of the Supplementary Agreement of Exclusive Service Agreement.)

Shanghai Jing’an Four Seasons Bridge Club. [Company Seal Affixed]

Legal Representative or Authorized Representative: _______________

(There is no text on this page which is the signature page

of the Supplementary Agreement of Exclusive Service Agreement.)

Shanghai Jing’an Yuancheng Education and Training Center. [Company Seal Affixed]

Legal Representative or Authorized Representative: _______________

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